UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 29, 2010

Asia Cork Inc.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-30115	13-3912047
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

3rd Floor, A Tower of Chuang Xin Information Building No. 72 Second Keji Road, Hi Tech Zone, Xi’An, Shaanxi 710075 P.R. CHINA (Address of principal executive offices)	710075 (Zip code)

Registrant’s telephone number, including area code: (011) 86-13301996766

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Revision to Periodic Reports

(a) (1-2) On January 29, 2010, MS Group CPA LLC, the Company’s independent accountants, advised management of the Company that the common stock purchase warrants issued in June 2008 in connection with an offering of warrants and   promissory notes in the principal amount of $700,000 were not properly accounted for in the Company’s financial statements for the period ended June 30, 2008. Since the value of the warrants were not properly recorded, the Company’s periodic reports commencing with the quarterly report for the period ended June 30, 2008 through the quarterly report of the period ended September 30, 2009 were amended in February 2010.    Under the Stockholders’ Equity section of the balance sheet, the Company disclosed as additional paid in capital the allocation of capital between the outstanding shares of common stock and the warrants   In addition, with respect to the Annual Report on Form 10K for the year ended December 31, 2008, the Consolidated Statements of Stockholders’ Equity and Comprehensive Income was also amended to disclose the allocation of capital to the common stock purchase warrants issued in June 2008..  The amount allocated to the warrants was $279,386.

(3)   Pengcheng Chen, the Company’s Chief Executive Officer, discussed the matters disclosed in this Item 4.02 with the Company’s independent accountants.

Item 9.01.           Financial Statements and Exhibits

(d)                Exhibits

7.1                Letter from MS Group CPA LLC dated June 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA CORK INC.

Dated: June 24, 2010	By:	/s/ Pengcheng Chen
Pengcheng Chen
Chief Executive Officer